                                                                   EXHIBIT 10.33

                                                                  EXECUTION COPY



                           AMENDMENT NO. 4 AND WAIVER
                                       to
                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT NO. 4 AND WAIVER is entered into as of March 30, 2001 by and among HEAFNER TIRE GROUP, INC., a Delaware corporation, WINSTON TIRE COMPANY, a California corporation, THE SPEED MERCHANT, INC., a California corporation, CALIFORNIA TIRE COMPANY, a California corporation (the "Borrowers"), the financial institutions party from time to time to the Loan Agreement (as hereinafter defined) (the "Lenders"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as administrative agent (the "Administrative Agent") for the Lenders.

                              Preliminary Statement

         The Borrowers, the Lenders and the Administrative Agent are parties to the Second Amended and Restated Loan and Security Agreement dated as of March 6, 2000, as amended by Amendment No. 1 dated as of July 20, 2000, Amendment No. 2 dated as of February 2, 2001 and Amendment No. 3 dated as of February 14, 2001 (the "Loan Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined).

         The Borrowers are in default of certain financial covenants set forth in the Loan Agreement as a result of which the Lenders are entitled to exercise their remedies under the Loan Agreement (the "Existing Defaults"). The Borrowers have requested that the Lenders waive the Existing Defaults and amend the Loan Agreement as hereinafter set forth and the Lenders have agreed to grant such waivers and so to amend the Loan Agreement, upon and subject to the terms and conditions of this Amendment.

                             Statement of Agreement

         NOW, THEREFORE, in consideration of the Loan Agreement, the Loans outstanding thereunder, the mutual covenants set forth therein and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Amendment to Loan Agreement. Subject to the provisions of
SECTION 3, the Loan Agreement is hereby amended by:

         (a) amending Section 1.1 Definitions by deleting therefrom the definitions "Applicable Margin", "Borrowing Base", "EBIT", " EBITDA" and "Revolving Credit Facility" and substituting therefor the following respective definitions:

                  "Applicable Margin" from and after the Amendment No. 4 Effective Date means as to each Type of Loan, the Tier I rate per annum set forth under the appropriate caption on the pricing matrix attached hereto as ANNEX B, subject to quarterly adjustment as follows: From and after delivery of the consolidated quarterly financial statements of Heafner and its Consolidated Subsidiaries for the Fiscal Quarter ending on or about June 30, 2001 and each Fiscal Quarter ending thereafter and the related officer's certificate in accordance with the respective provisions of SECTIONS 10.1(B) and 10.3, the foregoing percentages will be adjusted, PROVIDED that no Default or Event of Default has occurred and is continuing, effective the first day of the calendar month that begins at least 10 days after delivery of such financial statements for such Fiscal Quarter or any succeeding Fiscal Quarter, to the percentages set forth in ANNEX B that correspond to the Leverage Ratio reflected in such financial statements and the related certificate.

                  "Borrowing Base" means at any time an amount equal to the lesser of:

                  (a)      the aggregate Commitments, MINUS the sum of

                           (i)      the Letter of Credit Reserve, PLUS

                           (ii)     the Rent Reserve, PLUS

                           (iii)    any Additional Reserves, and

                  (b)      an amount equal to

                           (i) 85% (or such lesser percentage as the
                  Administrative Agent may in its reasonable credit judgment determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

                           (ii) the lesser of

                                    (A) 65% (or such lesser percentage as the
                  Administrative Agent may in its reasonable credit judgment determine from time to time) of the lesser of cost determined on a FIFO (or first-in-first-out) accounting basis and fair market value of Eligible Inventory consisting of tires, at such time, and

                                    (B) $100,000,000, PLUS

                           (iii) the lesser of

                                    (A) 50% (or such lesser percentage as the
                  Administrative Agent may in its reasonable credit judgment determine from time to time) of the lesser of cost determined on a FIFO (or first-in-first-out) accounting basis and fair market value of Eligible Inventory other than tires, at such time, and

                                    (B) $40,000,000, MINUS

                           (iv) the sum of

                                    (A) the Letter of Credit Reserve, PLUS

                                    (B) the Rent Reserve, PLUS

                                    (C) the Dilution Reserve, PLUS

                                    (D) the Minimum Availability Reserve, PLUS

                                    (E) any Additional Reserves.

                  "EBIT" for any specified accounting period for a specified Person, means Net Income of such Person(s) for such period before provision for net interest expense and income taxes PLUS, in the case of EBIT of Heafner, up to $3,500,000 in non-recurring charges related to what is commonly referred to by the Borrowers as the "Riggs Settlement" deducted in computing Net Income of Heafner for such specified period.

                  "EBITDA" for any specified accounting period for a specified Person means EBIT for such period for such Person PLUS depreciation and amortization expense deducted in computing such EBIT.

                  "Revolving Credit Facility" means the credit facility providing for Revolving Credit Loans based upon the Borrowing Base and described in SECTION 2.1 up to an aggregate principal amount at any one time outstanding not to exceed $180,000,000 or such lesser or greater amount as shall be agreed upon from time to time in writing by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Lenders and the Borrowers.

         (b) amending Section 1.1 Definitions by adding the following definitions thereto in the appropriate alphabetical order:

                  "Amendment No. 4" means the Amendment No. 4 and Waiver to the Second Amended and Restated Loan and Security Agreement between the Borrowers, the Lenders and the Administrative Agent dated as of March 30, 2001.

                  "Amendment No. 4 Effective Date" means the date on which Amendment No. 4 shall have become effective in accordance with its terms.

                  "EBITDA - Heafner Group" means for any specified accounting period, EBITDA of Heafner and its Consolidated Subsidiaries other than Winston on a consolidated basis for such period, as reported in accordance with GAAP.

                  "EBITDA - Winston" means for each of the four Fiscal Quarters of Fiscal Year 2000 (i) ($657,000), (ii) ($3,251,000), (iii)
         ($3,842,000) and (iv) ($13,009,000), respectively, and for any specified accounting period ending after the last day of Fiscal Year 2000, EBITDA of Winston for such period, as reported pursuant to
         SECTION 10.1(C).

                  "Leverage Ratio" means as of any specified date, the ratio of
         (a) total Debt of Heafner and its Consolidated Subsidiaries on a consolidated basis as of such date to (b) the sum of (i) EBITDA - Heafer, plus (ii) EBITDA - Winston for the period of four consecutive Fiscal Quarters ended on or most recently before such date; PROVIDED, HOWEVER, that from and after the earlier of the date on which (x) Heafner no longer owns, directly or indirectly, any shares of the capital stock of Winston or (y) a balance sheet of Winston prepared on a basis consistent with the financial statements prepared and submitted pursuant to SECTION 10.1(C) would reflect no assets or liabilities, EBITDA - Winston shall not be included in the calculation of the Leverage Ratio.

                  "Minimum Availability Reserve" means $15,000,000 or such greater amount as the Administrative Agent may in its reasonable credit judgment determine from time to time.

                  "Series C Preferred Stock Purchase Agreement" means the Share Purchase Agreement dated as of March 30, 2001 among Heafner, Charlesbank Equity Fund IV, Limited Partnership, and The 1818 Mezzanine Fund, L.P., as in effect on the Amendment No. 4 Effective Date and as amended after the Amendment No. 4 Effective Date in accordance with the terms of this Agreement.

         (c) amending Section 4.6(b) Termination of Agreement by amending subpart (iv) thereof by substituting the phrase "the earlier of March 30, 2001 and the Amendment No. 4 Effective Date" for the phrase "the Effective Date" the three times it appears therein;

         (d) amending Section 8.12(c) Cash Receipts and Disbursements Forecasts; Borrowing Base Certificate in its entirety to read as follows:

                  (c) Cash and Collateral Reporting. The Borrowers shall deliver to the Administrative Agent (i) not less frequently than weekly the forecasted cash receipts and disbursements, in form and substance satisfactory to the Administrative Agent, of Heafner and its Subsidiaries, on a consolidated basis, for the succeeding 13 weeks,
         (ii) not later than Wednesday of each week, a Borrowing Base Certificate prepared as of the close of business on the preceding Friday, (iii) not less frequently than weekly, as requested by the Administrative Agent, a weekly summary accounts payable aging, and

         (iv) on the 20th day of each calendar month, a Borrowing Base Certificate prepared as of the last Business Day of the preceding Fiscal Month.

         (e) amending Section 10.1 Financial Statements by redesignating subsection (c) as subsection (d) and inserting therein immediately following subsection (b) a new subsection (c) to read as follows:

                  (c) Winston Financial Statements. As soon as available after the end of each Fiscal Month, but in any event within 30 days after the end of each Fiscal Month (or 45 days after the end of any Fiscal Month that is the last Fiscal Month of a Fiscal Quarter), copies of the unaudited balance sheet of Winston as at the end of such Fiscal Month and the related unaudited statements of operations and cash flows for Winston for such Fiscal Month and for the portion of the Fiscal Year through such Fiscal Month, certified by a Financial Officer as presenting fairly the financial condition and results of Winston to the maximum extent possible as if it were a continuing operation (subject to audit adjustments) for the applicable period(s);

         (f) amending Section 10.3 Officer's Certificate by amending subsection
(a) thereof in its entirety to read as follows:

                  (a) setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrowers were in compliance with the requirements of SECTIONS 11.1, 11.2 and 11.5 as at the end of each respective period and the calculations necessary to determine the Leverage Ratio as at the end of each respective period, and

         (g) amending Section 11.1 Financial Covenants in its entirety to read as follows:

                  SECTION 11.1 Financial Covenants.

                  (a) Minimum EBITDA. Permit EBITDA - Heafner Group or EBITDA - Winston, for any period specified on SCHEDULE 11.1(A) attached hereto, to be less (or more negative) than the amount set forth opposite such period on SCHEDULE 11.1(A).

                  (b) Minimum Fixed Charge Coverage. Permit the ratio of (i) the sum of EBITDA - Heafner Group, plus EBITDA - Winston, plus, during the period from the Amendment No. 4 Effective Date through the last day of the first Fiscal Quarter of Fiscal Year 2002, $12,000,000 (attributable to the amount of equity contributed in cash to Heafner on or immediately prior to the Amendment No. 4 Effective Date), minus cash taxes paid, minus Capital Expenditures (other than Financed Capex) to
         (ii) the sum of interest expense, plus scheduled principal payments on Debt (other than the Loans), in each case for Heafner and its Consolidated Subsidiaries (and Winston, to the extent not otherwise included therein) on a consolidated basis, for any period specified on SCHEDULE

         11.1(B) attached hereto, to be less than the ratio set forth opposite such period on SCHEDULE 11.1(B).

                  (c) Minimum Tangible Capital Funds. At any time during any Fiscal Month specified on SCHEDULE 11.1(C) attached hereto, permit the sum of Net Worth (including, without duplication, any amount of equity contributed in cash to Heafner from time to time on or after the Amendment No. 4 Effective Date, but excluding the effect of any gain or loss recognized by Heafner in connection with the disposition of Winston, and excluding up to $3,379,000 attributable to an adjustment to deferred taxes of Heafner resulting in a negative adjustment to Net Worth effective December 30, 2000), plus the outstanding principal amount of the Senior Notes, minus the aggregate net book value of all intangible assets, to be less than the amount set forth opposite such Fiscal Month.

         (h) amending Section 11.4 Acquisitions in its entirety to read as follows:

                  SECTION 11.4 Acquisitions. Acquire, after the Amendment No. 4 Effective Date, any Business Unit or Investment or, after the Amendment No. 4 Effective Date, maintain any Investment other than Permitted Investments.

         (i) amending Section 11.5 Capital Expenditures in its entirety to read as follows:

                  SECTION 11.5 Capital Expenditures. Make or incur any Capital Expenditures (excluding Financed Capex) in the aggregate in excess of
         (i) $6,750,000 for Fiscal Year 2001 and (ii) $12,000,000 for any Fiscal Year thereafter, PROVIDED that any amount of such allowance not used in a Fiscal Year may be carried forward, but only to the succeeding Fiscal Year.

         (j) amending Section 11.11 Amendments of Other Agreements by redesignating clause (iii) thereof as clause (iv) and inserting a new clause
(iii) immediately following clause (ii) thereof to read as follows:

                  (iii) the Series C Preferred Stock Purchase Agreement

         (k) amending Section 15.9(b)(iii) in its entirety to read as follows:

                  (iii) except to the extent expressly provided in SECTIONS 4.7 and 14.1, no amendment shall be made to the definition of any of the following terms, "Applicable Margin", "Borrowing Base" (except as otherwise expressly contemplated hereunder) and the defined terms used in such definition, EXCEPT that the Required Lenders may reduce the Minimum Availability Reserve to an amount less than $15,000,000, "Eligible Assignee", "Proportionate Share", "Ratable", "Ratable Share", "Commitment Percentage", "Secured Obligations", or "Commitment";

         (l) amending Section 15.2(a)(iv) by deleting therefrom the phrase "two times per year" and substituting therefor the phrase "three times per year";

         (m) further amending the Loan Agreement by deleting Annex A - Commitments and Annex B - Pricing Matrix and substituting therefor a new Annex A
- Commitments and a new Annex B - Pricing Matrix in the forms attached hereto as ANNEX 1 and ANNEX 2, respectively, and adding thereto new Schedules 11.1(a), 11.1(b) and 11.1(c) in the respective forms attached hereto as ANNEXES 3, 4 and 5.

         Section 2. Waiver. Effective in accordance with SECTION 3 hereof, the Lenders hereby waive compliance and the effects of noncompliance by the Borrowers with (a) the provisions of Section 11.1(a) (Minimum Net Worth) and
Section 11.1(c) (Minimum Interest Coverage Ratio) of the Loan Agreement as of and for the Fiscal Year ended December 30, 2000 and (b) the provisions of
Section 9.4 (Conduct of Business) to the extent that classifying the operations of Winston as "discontinued" would otherwise result in a violation thereof.

         Section 3. Effectiveness of Amendment. The provisions of SECTIONS 1 and 2 of this Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") on which the Administrative Agent shall have received (1) an amendment fee in the amount of $450,000 for the Ratable account of the Lenders and (2) the following documents, each of which shall be satisfactory in form and substance to the Administrative Agent and in sufficient copies for each Lender:

         (a) at least seven copies of this Amendment duly executed by the Borrowers, the Subsidiary Guarantors and the Lenders;

         (b) a certificate of the president or chief financial officer of Heafner stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, after giving effect to the Amendment,

                  (i) all of the representations and warranties made or deemed to be made under the Loan Agreement are true and correct in all material respects on and as of the Amendment Effective Date, and

                  (ii) no Default or Event of Default exists;

and the Administrative Agent shall be satisfied as to the truth and accuracy thereof;

         (c) evidence satisfactory to it that the Investors (as defined in the Series C Preferred Stock Purchase Agreement) have made or committed to make an additional cash equity contribution to Heafner in an aggregate amount not less than $12,000,000 on terms and conditions satisfactory to the Administrative Agent and the Lenders in their reasonable discretion;

         (d) an appraisal of all Inventory of the Loan Parties performed by Hilco Appraisal Services, LLC, or another qualified independent appraiser acceptable to the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

         (e) evidence satisfactory to the Administrative Agent that, effective as of the last day of Fiscal Year 2000, the net assets of Winston shall appear on the consolidated balance sheet of Heafner and its Consolidated Subsidiaries as "held for sale" and the business of Winston shall be accounted for as a discontinued operation; and

         (f) such other documents and instruments as the Administrative Agent may reasonably request.

         Section 4. Additional Event of Default. The failure by the Investors (as defined in the Series C Preferred Stock Purchase Agreement) to satisfy timely their respective commitments to make additional cash equity contributions to Heafner in an aggregate amount not less than $12,000,000, in each case upon the terms set forth in the Series C Preferred Stock Purchase Agreement, shall, at the option of the Required Lenders, constitute an Event of Default under the Loan Agreement.

         Section 5. Representations and Warranties. Each Borrower hereby makes the following representations and warranties to the Administrative Agent and the Lenders, which representations and warranties shall survive the delivery of this Amendment and the making of additional Loans under the Loan Agreement as amended hereby:

         (a) Authorization of Agreements. Each Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment and each other agreement contemplated hereby to which it is a party in accordance with their respective terms. This Amendment and each other agreement contemplated hereby to which it is a party has been duly executed and delivered by the duly authorized officers of such Borrower and each is, or each when executed and delivered in accordance with this Amendment will be, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

         (b) Compliance of Agreements with Laws. The execution, delivery and performance of this Amendment and each other agreement contemplated hereby to which such Borrower is a party in accordance with their respective terms do not and will not, by the passage of time, the giving of notice or otherwise,

                  (i) require any Governmental Approval or violate any Applicable Law relating to such Borrower or any of its Subsidiaries,

                  (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws or any shareholders' agreement of such Borrower or any of its Subsidiaries, any material provisions of any indenture, agreement or other instrument to which such Borrower, any of its Subsidiaries or any of such Borrower's or such Subsidiaries' property may be bound or any Governmental Approval relating to such Borrower or any of its Subsidiaries, or

                  (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower other than the Security Interest.

         Section 6. Effect of Amendment. From and after the Amendment Effective Date, all references in the Loan Agreement and in any other Loan Document to "this Agreement," "the Loan Agreement," "hereunder," "hereof" and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         Section 7. Counterpart Execution; Governing Law.

         (a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed signature page of any party hereto by facsimile transmission shall be as effective as delivery of a manually delivered counterpart thereof.

         (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                               BORROWERS:

                                               HEAFNER TIRE GROUP, INC.

[CORPORATE SEAL]

Attest:                                        By: /s/ Richard P. Johnson
                                                   ----------------------------
                                                   Name: Richard P. Johnson
                                                         ----------------------
/s/ J. Michael Gaither                             Title: President & CEO
----------------------                                    ---------------------
[Assistant] Secretary


                                               WINSTON TIRE COMPANY

[CORPORATE SEAL]

Attest:                                        By: /s/ Richard P. Johnson
                                                   ----------------------------
                                                   Name: Richard P. Johnson
/s/ J. Michael Gaither                                   ----------------------
----------------------                             Title: Chairman
[Assistant] Secretary                                     ---------------------

                                               By: /s/ David H. Taylor
                                                   ----------------------------
                                                   Name: David H. Taylor
                                                         ----------------------
                                                   Title: Vice President
                                                          ----------------------

                                               THE SPEED MERCHANT, INC.

[CORPORATE SEAL]

Attest:                                        By: /s/ Richard P. Johnson
                                                   ----------------------------
                                                   Name: Richard P. Johnson
/s/ J. Michael Gaither                                   ----------------------
----------------------                             Title: Chairman
[Assistant] Secretary                                     ---------------------

                                               By: /s/ David H. Taylor
                                                   ----------------------------
                                                   Name: David H. Taylor
                                                         ----------------------
                                                   Title: Vice President
                                                          ----------------------


                                               CALIFORNIA TIRE COMPANY

[CORPORATE SEAL]

Attest:                                        By: /s/ Richard P. Johnson
                                                   ----------------------------
                                                   Name: Richard P. Johnson
/s/ J. Michael Gaither                                   ----------------------
----------------------                             Title: Chairman
[Assistant] Secretary                                     ---------------------

                                               By: /s/ David H. Taylor
                                                   ----------------------------
                                                   Name: David H. Taylor
                                                         ----------------------
                                                   Title: Vice President
                                                          ----------------------

                                          FLEET CAPITAL CORPORATION, as
                                          Administrative Agent and as a Lender

                                          By: /s/ Stephen Y. McGehee
                                              ---------------------------------
                                              Stephen Y. McGehee
                                              ---------------------------------
                                              Senior Vice President
                                              ---------------------------------


                                          BANK OF AMERICA, N.A., as Syndication
                                          Agent and as a Lender

                                          By: /s/ ???????????????
                                              ---------------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                    ---------------------------


                                          FIRST UNION NATIONAL BANK, as
                                          Documentation Agent and as a Lender

                                          By: /s/ John T. Trainor
                                              ---------------------------------
                                              Name: John T. Trainor
                                                    ---------------------------
                                              Title: Vice President
                                                    ---------------------------


                                          MELLON BANK, N.A., as a Lender

                                          By: /s/ Roger D. ??????
                                              ---------------------------------
                                              Name: Roger D. ??????
                                                    ---------------------------
                                              Title: V.P.
                                                    ---------------------------


                                          PNC BANK, NATIONAL ASSOCIATION, as a
                                          Lender

                                          By: /s/ John W. Speiser
                                              ---------------------------------
                                              Name: John W. Speiser
                                                    ---------------------------
                                              Title: Vice President
                                                    ---------------------------

                                              GUARANTORS:

                                              Acknowledged and consented to this
                                              3rd day of April 2001:

                                              T.O. HAAS TIRE COMPANY, INC.

                                              By: /s/ J. Michael Gaither
                                                  -----------------------------
                                                  Name: J. Michael Gaither
                                                        -----------------------
                                                  Title: Vice President
                                                         ----------------------

                                              T.O. HAAS HOLDING CO., INC.

                                              By: /s/ J. Michael Gaither
                                                  -----------------------------
                                                  Name: J. Michael Gaither
                                                        -----------------------
                                                  Title: Vice President
                                                         ----------------------

                                              HAAS INVESTMENT COMPANY

                                              By: /s/ J. Michael Gaither
                                                  -----------------------------
                                                  Name: J. Michael Gaither
                                                        -----------------------
                                                  Title: Vice President
                                                         ----------------------

                                     ANNEX 1

                                   COMMITMENTS

--------------------------------------------------------------------------------

                      LENDER                COMMITMENT         COMMITMENT (IN $)
                                            PERCENTAGE
--------------------------------------------------------------------------------

Fleet Capital Corporation                     32.50%               58,500,000
--------------------------------------------------------------------------------

First Union National Bank                     22.50%               40,500,000
--------------------------------------------------------------------------------

Bank of America, N.A.                         22.50%               40,500,000
--------------------------------------------------------------------------------

Mellon Bank, N.A.                             11.25%               20,250,000
--------------------------------------------------------------------------------

PNC Bank, National Association                11.25%               20,250,000
================================================================================

                      TOTAL                    100%               180,000,000

--------------------------------------------------------------------------------

                                     ANNEX 2

                                 PRICING MATRIX


--------------------------------------------------------------------------------------------------------------------
         Tier                  LEVERAGE           EURODOLLAR RATE           BASE RATE          UNUSED COMMITMENT
                                 RATIO                 LOANS                  LOANS                   FEE
--------------------------------------------------------------------------------------------------------------------

Tier I                   > 5.50 to 1                    3.25%                 2.00%                  0.500%
                         -
--------------------------------------------------------------------------------------------------------------------
                         > 5.00 to 1 and
                         -
Tier II                  < 5.50 to 1                    3.00%                 1.75%                  0.500%
--------------------------------------------------------------------------------------------------------------------
                         > 4.50 to 1 and
                         -
Tier III                 < 5.00 to 1                    2.75%                 1.50%                  0.500%
--------------------------------------------------------------------------------------------------------------------
                         > 4.00 to 1 and
                         -
Tier IV                  <  4.50 to 1                   2.50%                 1.25%                  0.375%
--------------------------------------------------------------------------------------------------------------------
                         > 3.50 to 1 and
                         -
Tier V                   < 4.00 to 1                    2.00%                 0.75%                  0.375%
--------------------------------------------------------------------------------------------------------------------

Tier VI                  < 3.50 to 1                    1.75%                 0.50%                  0.375%
--------------------------------------------------------------------------------------------------------------------

                                     ANNEX 3

                                SCHEDULE 11.1(a)

                             EBITDA - Heafner Group

The period of four consecutive
Fiscal Quarters ending with:                             EBITDA - Heafner Group
------------------------------                           ----------------------

The last day of the first Fiscal Quarter
of Fiscal Year 2001                                            $37,000,000

The last day of the second Fiscal Quarter
of Fiscal Year 2001                                            $37,000,000

The last day of the third Fiscal Quarter
of Fiscal Year 2001                                            $34,000,000

The last day of the fourth Fiscal Quarter
of Fiscal Year 2001                                            $35,000,000

The last day of the first Fiscal Quarter
of Fiscal Year 2002                                            $36,000,000

The last day of the second Fiscal Quarter
of Fiscal Year 2002                                            $37,500,000

The last day of the third Fiscal Quarter
of Fiscal Year 2002                                            $39,500,000

The last day of the fourth Fiscal Quarter of
Fiscal Year 2002 and the last day of each                      $41,000,000
Fiscal Quarter ending thereafter

                            Minimum EBITDA - Winston


Period                                                   EBITDA - Winston
------                                                   ----------------

The first and second Fiscal Quarters of
Fiscal Year 2001                                            ($8,000,000)

The first, second and third Fiscal Quarters
of Fiscal Year 2001                                         ($8,000,000)

The period of four consecutive Fiscal
Quarters ending on the last day of Fiscal Year 2001         ($8,000,000)

The period of four consecutive Fiscal Quarters
ending on the last day of the first Fiscal Quarter
of Fiscal Year 2002                                         ($3,400,000)

The period of four consecutive Fiscal Quarters
ending on the last day of the second Fiscal Quarter           ($300,000)
of Fiscal Year 2002

Each period of four consecutive Fiscal Quarters
ending thereafter                                                     $0

                                     ANNEX 4

                                SCHEDULE 11.1(b)

         Period                                               Ratio
         ------                                               -----

The second Fiscal Quarter of Fiscal
Year 2001                                                     1.70 to 1

The second and third Fiscal Quarters
of Fiscal Year 2001                                           1.60 to 1

The second, third and fourth Fiscal
Quarters of Fiscal Year 2001                                  1.50 to 1

The period of four consecutive Fiscal
Quarters ending on the last day of the
first Fiscal Quarter of Fiscal Year 2002                      1.20 to 1

The periods of four consecutive Fiscal
Quarters ending on the last day of the
second and third Fiscal Quarters of Fiscal                    1.00 to 1
Year 2002

The periods of four consecutive Fiscal
Quarters ending on the last day of the
fourth Fiscal Quarter of Fiscal Year 2002                     1.10 to 1
and the last day of each Fiscal Quarter
ending thereafter


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

                                     ANNEX 5

                                SCHEDULE 11.1(c)


During the Fiscal Month                       Tangible Capital Funds
-----------------------                       ----------------------

April, 2001                                       $28,000,000
May, 2001                                         $28,000,000
June, 2001                                        $30,000,000
July, 2001                                        $30,000,000
August, 2001                                      $30,000,000
September, 2001                                   $34,000,000
October, 2001                                     $34,000,000
November, 2001                                    $34,000,000
December, 2001                                    $34,000,000
January, 2002                                     $34,000,000
February, 2002                                    $34,000,000
March, 2002                                       $34,000,000
April, 2002                                       $35,000,000
May, 2002                                         $35,000,000
June, 2002                                        $37,000,000
July, 2002                                        $37,000,000
August, 2002                                      $37,000,000
September, 2002                                   $40,000,000
October, 2002                                     $40,000,000
November, 2002                                    $40,000,000
December, 2002                                    $40,000,000

Each Fiscal Month thereafter                      $40,000,000, as increased by
                                                  $2,000,000 on the last day of
                                                  the Fiscal Months of
                                                  June and December of each
                                                  Fiscal Year commencing on
                                                  the last day of the Fiscal
                                                  Month of June, 2003



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